UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MetLife, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

Notice of Special Meeting of Shareholders and Proxy Statement

MetLife

Navigating life together

MetLife, Inc.

200 Park Avenue, New York, NY 10166

●, 2017

Dear Shareholder:

You are invited to attend a MetLife, Inc. special meeting of shareholders, which will be held on Thursday, October 19, 2017 beginning at 2:30 p.m., Eastern Time, at 200 Park Avenue, New York, New York.

The vote of every shareholder is important. You can ensure that your shares will be represented and voted at the meeting by voting online or by telephone or by signing and returning a proxy card. Detailed instructions on how to vote on the Internet or by telephone may be found in the attached Proxy Statement on page 2. If you received printed proxy materials and choose to vote by mail, you may use the postage-paid, pre-addressed envelope provided with the materials.

Sincerely yours,

Steven A. Kandarian

Chairman of the Board,

President and Chief Executive Officer

MetLife, Inc.

200 Park Avenue, New York, NY 10166

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A special meeting of the shareholders of MetLife, Inc. will be held at 200 Park Avenue, New York, New York on Thursday, October 19, 2017 at 2:30 p.m., Eastern Time. At the special meeting, shareholders will consider and vote on the following matters:

1.	Proposal to amend the preferred stock dividend payment tests in the Company’s Certificate of Incorporation. The amendment would avoid potential restrictions on preferred stock and common stock dividends and repurchases of common stock as a result of the spin-off of Brighthouse Financial, Inc.; and
2.	Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1.

The accompanying Proxy Statement includes information about these proposals.

Shareholders of record of MetLife, Inc. common stock at the close of business on September 5, 2017 will be entitled to vote at the Special Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Jeannette N. Pina

Vice President and Secretary

New York, New York

●, 2017

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on October 19, 2017

The accompanying Proxy Statement and directions to the location of the October 19, 2017 special meeting of shareholders are available at http://investor.metlife.com by selecting the appropriate link under “Related Links.”

PROXY STATEMENT

This Proxy Statement contains information about the October 19, 2017 special meeting of shareholders (Special Meeting) of MetLife, Inc. (MetLife or the Company). We are providing proxy materials to solicit proxies on behalf of the MetLife Board of Directors. We are mailing proxy materials, including this Proxy statement and accompanying proxy card, and making the proxy materials available electronically to shareholders, on or about ●, 2017.

Special Meeting Proxy Statement	i

Proxy Summary

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

PROXY SUMMARY

This summary provides highlights of information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

WHY ARE WE HOLDING

A SPECIAL MEETING?

•	MetLife has completed the Brighthouse Financial spin-off and distributed roughly 20 percent of MetLife’s equity to common shareholders, resulting in a similar decrease in equity.

•	MetLife’s preferred stock may restrict dividend payments if its equity falls by 10 percent or more.

•	If MetLife cannot pay preferred stock dividends, it cannot pay common stock dividends either. Nor can it buy back shares of common stock.

•	The board of directors urges you to vote FOR the changes so the company may continue to return capital without restrictions caused by the spin-off.

Special Meeting Proxy Statement	1

Proxy Summary

Voting Your Shares

Record date	September 5, 2017

Voting	Shareholders as of the record date are entitled to vote. Each share of MetLife Common Stock (a Share) is entitled to one vote for each proposal.

Your vote is important. Shareholders of record may vote their Shares in person at the Special Meeting or by using any of the following methods. Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions received from such nominee. Participants in retirement and savings plans should refer to voting instructions on page 18.

Internet	Telephone	Mail
www.investorvote.com/MET no later than 10:00 a.m., Eastern Time, October 19, 2017	1-800-652-8683 until 10:00 a.m., Eastern Time, October 19, 2017	Complete, sign and return your proxy card by mail (if you received printed copies of the proxy materials) so that it is received by MetLife c/o Computershare prior to the Special Meeting.

The Board of Directors Recommends You Vote in Favor of the Amendment of the Company’s Certificate of Incorporation and to Adjourn the Meeting, if Necessary or Appropriate, to Solicit Additional Proxies.

MetLife’s Board of Directors (Board) is providing these proxy materials to you in connection with a Special Meeting of Shareholders to be held on October 19, 2017 (Special Meeting). Shareholders will consider and vote on a proposed amendment (Amendment) to the Company’s Amended and Restated Certificate of Incorporation (Certificate of Incorporation) to modify the dividend payment tests for the Company’s Floating Rate Non-Cumulative Preferred Stock, Series A (the Series A Preferred Stock) and 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (the Series C Preferred Stock and, together with the Series A Preferred Stock, the Preferred Stock).

The Company is a smaller size as a result of its spin-off of Brighthouse Financial, Inc. (Brighthouse), completed on August 4, 2017 (Spin-Off), which reduced the Company’s equity. The Preferred Stock’s dividend payment limitations are based on the pre-Spin-Off equity. As a result, these limitations could preclude MetLife from paying dividends on the Preferred Stock. If MetLife does not pay dividends on the Preferred Stock, it may not pay dividends on its Common Stock and may not make repurchases of Common Stock. UNLESS THE COMMON SHAREHOLDERS ADOPT THE AMENDMENT, THE COMPANY COULD BE PRECLUDED FROM PAYING DIVIDENDS ON THE COMMON STOCK UNDER THE CERTIFICATE OF INCORPORATION AS A RESULT OF THE SPIN-OFF. (The Company could also be precluded from paying such dividends if it does not receive the consent of Junior Subordinated Debenture holders described under “— Consent Solicitations of Holders of Junior Subordinated Debentures” on page 6.)

The Board recommends that you vote FOR the proposed amendment to the Certificate of Incorporation, and FOR the proposal that the Company may adjourn the Special Meeting to seek additional proxies in the event there are insufficient votes to approve the Amendment.

Special Meeting Proxy Statement	2

Proposal 1 — Amend the Preferred Stock Dividend Payment Tests in the Company’s Certificate of Incorporation

PROPOSAL 1 — AMEND THE PREFERRED STOCK DIVIDEND PAYMENT TESTS IN THE COMPANY’S CERTIFICATE OF INCORPORATION.

The Board of Directors recommends that you vote FOR the amendment of the Preferred Stock dividend payment tests in the Certificate of Incorporation

Overview

MetLife’s Board of Directors (Board) recommends that the shareholders approve the Amendment to the Certificate of Incorporation to modify the dividend payment tests for the Series A Preferred Stock and the Series C Preferred Stock at the Special Meeting. Shareholders can approve the Amendment by majority vote of the outstanding Common Stock.

The Preferred Stock has tests regarding shareholders’ equity and net income1 that, if not passed, could preclude the Company from paying Preferred or Common Stock dividends or repurchasing Common Stock. Because the Company included these dividend payment tests, rating agencies gave the Preferred Stock more favorable treatment in assessment of the Company’s capital structure. The Company does not expect that the benefits of that more favorable treatment will change as a result of the Amendment.

First, the tests measure a decline in shareholders’ equity over time. The Spin-Off distributed a substantial portion of shareholders’ equity to the shareholders. That equity is now directly in the hands of the shareholders, rather than owned by them within the Company’s financial structure. As a result, the shareholders’ equity within the Company will decline to a level at which the Company will not pass those financial tests based on changes in shareholders’ equity.

Second, the tests measure net income, which is calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). There is a significant risk that the Company will not pass the net income test in the future. If the Company fails the shareholders’ equity test and the net income test, the Preferred Stock terms would permit the payment of dividends to the extent of the proceeds of certain equity issuances during a 90-day period prior to a dividend payment date (Preferred Stock Dividend Restrictions). See “Description of the Preferred Stock—Dividend Payment Provisions Relating to the Preferred Stock” on page 8 for additional information. If the Company is unable to make dividend payments on the Preferred Stock in full, it will be precluded from making dividend payments on its Common Stock and from repurchasing Common Stock.

The Amendment would right-size the determination of shareholders’ equity in light of the lower amount of the Company’s equity since the Spin-Off. It would modify the definition used to calculate the shareholders’ equity amount used under the test to reset shareholders’ equity to the post-Spin-Off level for measurement periods ended prior to August 4, 2017.

After the Amendment, the Company does not foresee a substantial risk that it would fail the applicable financial tests in the Preferred Stock as a result of the Spin-Off, subject to changes in circumstance and other risks such as those outlined in the “Risk Factors” disclosure in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In the absence of the Amendment, the Company believes there is a substantial risk that it would fail the applicable financial tests in respect of one or more of the Series A Preferred Stock dividends payable during the period June 15, 2018 through March 15, 2020, and could then be subject to Preferred Stock Dividend Restrictions indefinitely on the Series A Preferred Stock, or fail one or more of the applicable financial tests in respect of the Series C Preferred Stock dividends payable on June 15, 2018 and December 15, 2018, and could be subject to Preferred Stock Dividend Restrictions on the Series C Preferred Stock through the end of 2018. If the Company does not pay dividends on Preferred Stock in full during any applicable dividend period, it may not pay any dividends on its Common Stock or make Common Stock repurchases during that period.

1	Any references in this Proxy Statement to net income (loss) should be read as net income (loss) attributable to MetLife, Inc.

Special Meeting Proxy Statement	3

Overview / Preferred Stock Mandatory Suspension Provision and Common Stock Dividend Stopper

The changes are not adverse to the holders of the Preferred Stock, since they will make it more likely that the Preferred Stock will receive regular dividend payments and, as a result, do not require their vote under Delaware law or the Certificate of Incorporation.

Preferred Stock Mandatory Suspension Provision and Common Stock Dividend Stopper

The dividend payment tests for the Series A Preferred Stock and the Series C Preferred Stock (for each series, the Dividend Payment Test) are substantially identical. Each Dividend Payment Test includes three subtests (Subtests). If at a dividend declaration date the Company fails all three Subtests, it becomes subject to the Preferred Stock Dividend Restrictions.

The Company applies the Dividend Payment Test for each series of Preferred Stock at the dividend declaration date for each dividend payment (currently, in the case of the Series A Preferred Stock, for dividend payments on March 15, June 15, September 15 and December 15 of each year, dividend declaration dates that are no earlier than March 5, May 15, August 15 and November 15 of each year, respectively; and, in the case of the Series C Preferred Stock, for dividend payments on June 15 and December 15, dividend declaration dates no earlier than May 15 and November 15, respectively). Under the Dividend Payment Test, the Preferred Stock Dividend Restrictions come into effect at any dividend declaration date following a quarter end if the Company fails all of the following Subtests:

[1] The Adjusted Shareholders’ Equity Amount (defined below), as of the quarter end two quarters prior to such quarter end, declined by 10% or more from its level at the quarter end (Benchmark Quarter End Test Date) ten quarters before such quarter end (Equity Test A)

AND

[2] The Adjusted Shareholders’ Equity Amount, as of such quarter end, declined by 10% or more from its level at the Benchmark Quarter End Test Date (Equity Test B)

AND

[3] The Trailing Four Quarters Consolidated Net Income Amount (defined below), for the four-quarter period ending two quarters before such quarter end, is zero or a negative amount (Net Income Test).

Once the Preferred Stock Restrictions come into effect, they remain in effect until a dividend declaration date at which the Dividend Payment Test is satisfied and the Adjusted Shareholders’ Equity Amount for the most recent quarter end exceeds 90% of its level at the Benchmark Quarter End Test Date for each dividend payment date for which the Dividend Payment Test was not passed (Extended Equity Test).

Trailing Four Quarters Consolidated Net Income Amount, described more fully under “Description of the Preferred Stock —Dividend Payment Provisions Relating to the Preferred Stock” on page 8, means, generally, at any quarter end, the sum of consolidated net income (Consolidated Net Income Amount) as reflected on the consolidated balance sheet of MetLife for each of the four consecutive fiscal quarters preceding such quarter end. Adjusted Shareholders’ Equity Amount, described more fully under “Description of the Preferred Stock — Dividend Payment Provisions Relating to the Preferred Stock” on page 8, means, generally, at any quarter end, the shareholders’ equity of the Company as reflected on its consolidated balance sheet as of such quarter end minus accumulated other comprehensive income as reflected on such consolidated balance sheet. (For Series C Preferred Stock, the Certificate of Incorporation uses the term “Adjusted Stockholders’ Equity Amount,” which is defined the same way. This discussion will refer to the “Adjusted Shareholders’ Equity Amount” for both series of Preferred Stock.)

Special Meeting Proxy Statement	4

Effect of the Spin-Off

Effect of the Spin-Off

As a result of the Spin-Off, MetLife expects that, in the absence of an increase in consolidated shareholders’ equity, it will fail both Equity Test A and Equity Test B for eight Preferred Stock dividend payment dates scheduled during the period June 15, 2018 through March 15, 2020.

If MetLife also fails the Net Income Test for any of the dividend payment dates scheduled during the period June 15, 2018 through March 15, 2020, the Preferred Stock Dividend Restrictions will come into effect, and will remain in effect until the dividend declaration date after the quarter end for which both the Dividend Payment Test and the Extended Equity Test are satisfied (although, with respect to the Series C Preferred Stock, the test will cease to apply for any dividend payment date after December 31, 2018 in accordance with the terms of the Series C Preferred Stock, and dividend payments will not then be restricted on the Series C Preferred Stock even if the payments are restricted on the Series A Preferred Stock, subject to any restrictions under Junior Subordinated Debentures if the consent solicitations referred to under the caption “Consent Solicitation of Holders of Junior Subordinated Debentures” on page 6 are not successful). The Company would fail the Net Income Test on the applicable dividend declaration dates if the Trailing Four Quarters Consolidated Net Income Amount is zero or a negative amount for any of the four quarterly periods ending September 30 or December 31, 2017; March 31, June 30, September 30 or December 31, 2018; or March 31 or June 30, 2019. The applicable dividend declaration dates scheduled during that period are May 15, August 15 and November 15, 2018; March 5, May 15, August 15 and November 15, 2019; and March 5, 2020.

The Consolidated Net Income Amounts for specific historical quarterly periods that would be included in the Trailing Four Quarter Consolidated Net Income Amount are set forth in the table below. Based on this historical information, MetLife could fail the applicable Net Income Test for the payment dates indicated below if the Consolidated Net Income Amounts for future periods are not greater than the amounts shown below. MetLife may fail the test for other future periods with respect to which information is not yet available.

REQUIRED CONSOLIDATED NET INCOME AMOUNTS TO SATISFY NET INCOME TEST

(Dollars in millions)

Payment Date	Historical Consolidated Net Income Amounts Included in Net Income Test for Payment Date Quarter Ended			Future Consolidated Net Income Amounts Necessary to Satisfy Net Income Test for Payment Date Three, Six and Nine Month Periods Ended as Indicated(1)
	12/31/2016	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
6/15/2018	$(2,088)	$826	$884	>$378
9/15/2018		$826	$884	>$(1,710)
12/15/2018			$884	>$(884)

(1)	Where negative amounts are given, the Net Income Test would be passed for the periods indicated if the net income (loss) for those periods is positive or is a net loss that does not equal or exceed the amount indicated. Thus, for the 12/15/2018 payment date, the combined Future Consolidated Net Income Amounts for the three quarters ended 9/30/2017, 12/31/2017 and 3/31/2018 must either be positive or be a net loss that does not equal or exceed $884 million.

As reported in MetLife’s Form 10-Q for the quarter ended June 30, 2017 (Form 10-Q), the Spin-Off will result in the historical results of Brighthouse being reported as discontinued operations of MetLife in the 2017 third quarter. MetLife has elected the fair value option for its remaining investment in Brighthouse and will record any subsequent changes in estimated fair value to net investment gains and losses in continuing operations.

Special Meeting Proxy Statement	5

Effect of the Amendment / Consequences if Shareholders Do Not Approve the Amendment /

Consent Solicitations of Holders of Junior Subordinated Debentures

MetLife disclosed in the Form 10-Q that it anticipated 2017 third quarter realized net investment losses of approximately $900 million, net of income tax, related to the Spin-Off. MetLife now anticipates 2017 third quarter realized net investment losses of approximately $1.4 billion, net of income tax, related to the Spin-Off. These losses include: (i) tax-related charges; (ii) previously deferred inter-company losses realized upon the Spin-Off; (iii) losses on MetLife’s retained investment in Brighthouse; and (iv) partially offsetting Spin-Off tax benefits. The increase of $500 million, net of income tax, from the anticipated amount disclosed in the Form 10-Q includes approximately $350 million previously treated as an offset to investment losses and approximately $150 million related to the impact of Brighthouse’s opening stock price of $62.75 on MetLife’s retained investment. MetLife’s 2017 third quarter realized net investment losses will be affected by, among other things, changes in the market price of Brighthouse’s common stock and market volatility in investment assets, and are not reliably predictable. Additionally, MetLife anticipates a net tax charge in operating earnings of approximately $200 million resulting from the future repatriation of approximately $3.0 billion of cash following the post Spin-Off review of its capital needs, partially offset by a tax benefit associated with dividends from its foreign operations.

Effect of the Amendment

The Amendment to the Certificate of Incorporation would modify the definition of “Adjusted Shareholders’ Equity Amount” when Equity Test A or Equity Test B is applied for a dividend payment date after September 30, 2017 (the first quarter in which the MetLife, Inc. financials will reflect the Spin-Off), when the then-current Adjusted Shareholders’ Equity Amount is compared to the Adjusted Shareholders’ Equity Amount for a period that concluded prior to the Spin-Off. In such cases, the Adjusted Shareholders’ Equity Amount at the relevant Benchmark Quarter End Test Date would be reset to $49,282,000,000, which constitutes the total stockholders’ equity, excluding accumulated other comprehensive income, as of June 30, 2017 as reported on a pro forma basis reflecting the distribution of shares of Brighthouse, in the pro forma financial statements included in MetLife’s Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on August 9, 2017.

Accordingly, the definition of Adjusted Shareholders’ Equity Amount for periods ended prior to the Spin-Off, but used in performing Equity Test A and Equity Test B in periods subsequent to the period in which the Spin-Off occurred, would not include the portion of equity associated with Brighthouse and would reflect other pro forma adjustments occurring as a result of the distribution of shares of Brighthouse. If the Amendment is adopted, the Company does not expect to fail Equity Test A or Equity Test B during the period referenced in the first paragraph under “Effect of the Spin-Off” above, subject to changes in circumstance and other risks such as those outlined in the “Risk Factors” disclosed in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Consequences if Shareholders Do Not Approve the Amendment

Without shareholder approval of the Amendment, the Company believes there is a substantial risk that it would fail the applicable financial tests in respect of one or more of the Series A Preferred Stock dividends payable during the period June 15, 2018 through March 15, 2020, and could then be subject to Preferred Stock Dividend Restrictions on the Series A Preferred Stock; and/or fail one or more of the applicable financial tests in respect of the Series C Preferred Stock dividends payable on June 15, 2018 and December 15, 2018, and could then be subject to Preferred Stock Dividend Restrictions on the Series C Preferred Stock through the end of 2018. Under the Preferred Stock Dividend Restrictions, dividend payments can be made to the extent of the proceeds of qualified common stock issuances, as described above. If the Company does not pay dividends on Preferred Stock in full during any applicable dividend period, it may not pay any dividends on its Common Stock or repurchase Common Stock during that period.

Consent Solicitations of Holders of Junior Subordinated Debentures

On August 10, 2017, the Company commenced consent solicitations (Consent Solicitations) of the holders of its junior subordinated debentures and the holders of Exchangeable Surplus Trust Securities that are exchangeable at the option of the Company into junior subordinated debentures (X-SURPs), to amend mandatory interest deferral provisions that are similar to the dividend payment restrictions in the Preferred Stock. The consent solicitations require the approval in each case of the holders of a majority in principal

Special Meeting Proxy Statement	6

Consent Solicitations of Holders of Junior Subordinated Debentures / Description of the Preferred Stock

amount of the applicable securities. The consent period will end on August 18, 2017, and, if the consent solicitations are successful, consent fee payments are expected to be made to investors in those securities on or about August 22, 2017. Upon obtaining the approvals pursuant to the consent solicitations, the Company will amend the definitions in those instruments that are similar to the definition of “Adjusted Shareholders’ Equity Amount” in the same way as proposed in the Amendment to the Preferred Stock.

Under the junior subordinated debentures and X-SURPs, interest payments would be suspended under substantially the same circumstances as are described with respect to the Preferred Stock under the caption “Preferred Stock Mandatory Suspension Provision and Common Stock Dividend Stopper” on page 4. Triggering those restrictions would, in addition, cause a suspension of dividend payments on both the Preferred Stock and the Common Stock. Accordingly, if each of the consent solicitations is not approved, the holders of Preferred Stock would not immediately realize the potential benefits of the Amendment, and dividend payments could be suspended notwithstanding the adoption of the Amendment under circumstances similar to those that would apply had the Amendment not been adopted. In addition, holders of Common Stock would still be subject to possible suspension of dividend payments on the Common Stock (and Common Stock may not be repurchased under such circumstances).

Description of the Preferred Stock

For additional information about the Preferred Stock, please see the Certificate of Designations of Floating Rate Non-Cumulative Preferred Stock, Series A, of MetLife, Inc., filed with the Secretary of State of Delaware on June 10, 2005 (included as Exhibit 3.3 to the MetLife, Inc. Form 10-K for the year ended December 31, 2016); and the Certificate of Designations of 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C, of MetLife, Inc., filed with the Secretary of State of Delaware on May 28, 2015 (included as Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K dated May 28, 2015).

Series A Preferred Stock

On June 12, 2005 the Company issued 24,000,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series A (the Series A Preferred Stock) with a $0.01 par value per share, and a liquidation preference of $25 per share, for aggregate proceeds of $600 million.

The Series A Preferred Stock ranks senior to the Common Stock with respect to dividends and liquidation rights and pari passu with the Series C Preferred Stock. Dividends on the Series A Preferred Stock are not cumulative. Holders of the Series A Preferred Stock will be entitled to receive dividend payments only when, as and if declared by the Board or a duly authorized committee of the Board. If dividends are declared on the Series A Preferred Shares, they will be payable quarterly on March 15, June 15, September 15 and December 15, in arrears, at an annual rate of the greater of (i) 1.00% above three-month LIBOR on the related LIBOR determination date; or (ii) 4.00%. Accordingly, in the event that a dividend is not declared on the Series A Preferred Stock for payment on the applicable dividend payment date, such dividend will cease to accrue and be payable. If a dividend is not declared before the applicable dividend payment date, the Company has no obligation to pay a dividend for that dividend period, whether or not dividends are declared and paid in future periods. However, no dividends may be paid or declared on the Common Stock, or any other securities ranking junior to the Series A Preferred Stock, unless the full dividends for the latest completed dividend period on all Preferred Stock, and any parity stock, have been declared and paid or provided for.

Additional information regarding the dividend payment provisions in the Series A Preferred Stock is set forth below under “Dividend Payment Provisions Relating to the Preferred Stock.”

Except as otherwise provided by applicable law or the Certificate of Incorporation, the holders of the Series A Preferred Stock have no voting rights. When dividends have not been paid for an equivalent of six or more dividend payment periods, whether or not those periods are consecutive, the holders of the Series A Preferred Stock have certain voting rights with respect to members of the Board.

Special Meeting Proxy Statement	7

Description of the Preferred Stock

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or similar provisions. The Series A Preferred Stock is redeemable at the Company’s option in whole or in part, at a redemption price of $25 per share of Series A Preferred Stock, plus declared and unpaid dividends.

Series C Preferred Stock

On June 1, 2015 the Company issued 1,500,000 shares of 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (the Series C Preferred Stock) with a $0.01 par value per share, and a liquidation preference of $1,000 per share, for aggregate proceeds of $1.5 billion.

The Series C Preferred Stock ranks senior to the Common Stock with respect to dividends and liquidation rights and pari passu with the Series A Preferred Stock. Dividends on the Series C Preferred Stock are not cumulative. Holders of the Series C Preferred Stock will be entitled to receive dividend payments only when, as and if declared by the Board or a duly authorized committee of the Board. If dividends are declared on the Series C Preferred Shares, they will be payable (i) to, but excluding, June 15, 2020, semi-annually on June 15 and December 15, in arrears, at an annual rate of 5.250% and (ii) from, and including, June 15, 2020, quarterly on June 15, September 15, December 15 and March 15, in arrears, at an annual floating rate equal to three-month LIBOR on the related LIBOR determination date, plus 3.575%. Accordingly, in the event that a dividend is not declared on the Series C Preferred Stock for payment on the applicable dividend payment date, then such dividend will cease to accrue and be payable. If a dividend is not declared before the applicable dividend payment date, the Company has no obligation to pay a dividend for that dividend period, whether or not dividends are declared and paid in future periods. However, no dividends may be paid or declared on the Common Stock, or any other securities ranking junior to the Series C Preferred Stock, unless the full dividends for the latest completed dividend period on all Preferred Stock, and any parity stock, have been declared and paid or provided for.

Additional information regarding the dividend payment provisions in the Series C Preferred Stock is set forth below under “Dividend Payment Provisions Relating to the Preferred Stock.”

Except as otherwise provided by applicable law or the Certificate of Incorporation, the holders of the Series C Preferred Stock have no voting rights. When dividends have not been paid for an equivalent of six or more dividend payment periods, whether or not those periods are consecutive, the holders of the Series C Preferred Stock have certain voting rights with respect to members of the Board.

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or similar provisions. The Series C Preferred Stock is redeemable at the Company’s option in whole or in part, at a redemption price of $1,000 per share of Series A Preferred Stock, plus accrued and unpaid dividends, whether or not declared.

Dividend Payment Provisions Relating to the Preferred Stock

The Board of Directors may not declare dividends on the Series A Preferred Stock or, prior to December 31, 2018, on the Series C Preferred Stock, for payment on any dividend payment date in an aggregate amount exceeding the New Common Equity Amount (as defined below) as of the date of declaration for the dividend if: (i) the Covered Insurance Subsidiaries’ Most Recent Weighted Average NAIC RBC Ratio was less than 175%; or (ii) (x) the Trailing Four Quarters Consolidated Net Income Amount for the period ending on the Preliminary Quarter End Test Date for such dividend payment date is zero or a negative amount and (y) the Adjusted Shareholders’ Equity Amount as of each of the Preliminary Quarter End Test Date and the Final Quarter End Test Date for such dividend payment date has declined by 10% or more as compared to the Adjusted Shareholders’ Equity Amount as of the tenth quarter end prior to the Final Quarter End Test Date (Benchmark Quarter End Test Date). Additionally, if the Company has failed the foregoing test as to a prior dividend payment date, then the Board of Directors may not declare dividends on the Series A Preferred Stock or, prior to December 31, 2018, on the Series C Preferred Stock, for payment thereafter in an aggregate amount exceeding the New Common Equity Amount as of the dividend declaration date for such prior dividend payment date until the dividend declaration date for the first dividend payment

Special Meeting Proxy Statement	8

Description of the Preferred Stock

date for which, as of the related Final Quarter End Test Date, the Adjusted Shareholders’ Equity Amount has increased or has declined by less than 10%, in either case as compared to the Adjusted Shareholders’ Equity Amount as of the Benchmark Quarter End Test Date for such prior dividend payment date.

With respect to any Series A Preferred Stock dividend payment date, or any Series C Preferred Stock dividend payment date prior to January 1, 2019, if, as of the Preliminary Quarter End Test Date for such dividend payment date (x) the Trailing Four Quarters Consolidated Net Income Amount for the period ending on such Preliminary Quarter End Test Date is zero or a negative amount and (y) the Adjusted Shareholders’ Equity Amount as of such Preliminary Quarter End Test Date has declined by 10% or more as compared to the Adjusted Shareholders’ Equity Amount as of the Benchmark Quarter End Test Date for such dividend payment date, then the Company is required to give notice of such circumstance to the holders of record of the shares of Series A Preferred Stock or Series C Preferred Stock and file a copy of the notice on Form 8-K with the SEC (or, if the Company is not then a reporting company under the Exchange Act of 1934, as amended (Exchange Act), post a copy of such notice on the Company’s website), by not later than the first dividend payment following such Preliminary Quarter End Test Date, providing certain information as described in the Certificate of Incorporation.

For purposes of the foregoing,

New Common Equity Amount means, at any date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuances) received by the Company from new issuances of Common Stock (whether in one or more public offerings registered under the Securities Act of 1933, as amended (the Securities Act), or private placements or other transactions exempt from registration under the Securities Act) during the period commencing on the 90th day prior to such date.

Adjusted Shareholders’ Equity Amount (in the Series C Preferred Stock Certificate of Designations noted above, called the “Adjusted Stockholders’ Equity Amount”) means, as of any quarter end, the shareholders’ equity of the Company as reflected on its consolidated balance sheet as of such quarter end minus accumulated other comprehensive income as reflected on such consolidated balance sheet, except that any increase in shareholders’ equity resulting from the issuance of Preferred Stock during the period from and including the Final Quarter End Test Date for a dividend as to which the Company fails the Dividend Payment Test through the first quarter end thereafter as of which the Adjusted Shareholders’ Equity Amount has declined by less than 10% or increased as compared to such amount on the Benchmark Quarter End Test Date will not be taken into account in calculating the Adjusted Shareholders’ Equity Amount as of such quarter end during such period. The Adjusted Shareholders’ Equity Amount would be subject to adjustment in the event of certain changes in GAAP.

Covered Insurance Subsidiaries’ Most Recent Weighted Average NAIC RBC Ratio means, as of any date, an amount (expressed as a percentage) calculated as: the sum of the Total Adjusted Capital of each of the Covered Insurance Subsidiaries as shown on such Covered Insurance Subsidiary’s annual statement most recently filed with the applicable insurance commissioner, divided by the sum of the Company-Action-Level RBC of each of the Covered Insurance Subsidiaries as shown on such Covered Insurance Subsidiary’s most recently filed annual statement. Covered Insurance Subsidiaries means, as of any year end, insurance subsidiaries that collectively account for 80% or more of the combined general account admitted assets of the insurance subsidiaries. Total Adjusted Capital and Company-Action-Level RBC have the meanings specified in the Insurers Model Act as prepared by the National Association of Insurance Commissioners.

Trailing Four Quarters Consolidated Net Income Amount means, for any period ending on a quarter end, the sum of the consolidated net income amount for the Company’s four fiscal quarters ending as of such quarter end, with losses being treated as negative numbers for such purpose.

Preliminary Quarter End Test Date means (A) for Series A Preferred Stock dividend payment dates in March, June, September and December, the preceding June 30, September 30, December 31 and March 31, respectively; and (B) for Series C Preferred Stock dividend payment dates in June and December, the preceding September 30 and March 31, respectively.

Special Meeting Proxy Statement	9

Description of the Replacement Capital Covenants

Final Quarter End Test Date means (A) for Series A Preferred Stock dividend payment dates in March, June, September and December, the preceding December 31, March 31, June 30 and September 30, respectively; and (B) for Series C Preferred Stock dividend payment dates in June and December, the preceding March 31 and September 30, respectively.

Description of the Replacement Capital Covenants.

In order to meet certain rating agency criteria for equity credit, the Company entered into replacement capital covenants in respect of the Series A Preferred Stock and the Series C Preferred Stock, respectively (each, an RCC). Under the RCCs, the Company agreed that it will not repay, redeem, or purchase the Preferred Stock on or prior to December 31, 2018, unless, subject to certain limitations, it has received proceeds from the sale of specified capital securities, including Common Stock. The RCCs will each terminate in accordance with their respective terms on December 31, 2018 or upon the occurrence of certain events. The RCCs are not intended for the benefit of holders of the Series A Preferred Stock or the Series C Preferred Stock and may not be enforced by either of them. The RCCs are each for the benefit of holders of one or more designated series of the Company’s indebtedness (which is currently, in each case, the Company’s 10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069).

Special Meeting Proxy Statement	10

Proposal 2 — Adjourn the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies

PROPOSAL 2 — ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

The Board of Directors recommends that you vote FOR the adjournment of the Special Meeting, if it is necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1.

Approval of Proposal 2 would give MetLife the authority, if necessary or appropriate, to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of Proposal 1 if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1. In addition, under Section 1.07 of MetLife’s By-Laws, the presiding officer of the Special Meeting has the authority to adjourn or postpone a meeting, whether or not a quorum is present.

If Proposal 2 is approved, MetLife may adjourn the meeting to solicit additional proxies. MetLife does not anticipate that it will adjourn or postpone the Special Meeting except for this purpose, or if it is advised by counsel that such adjournment or postponement is necessary under applicable law. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow MetLife’s shareholders who have already submitted their proxies to revoke them prior to the Special Meeting, as adjourned or postponed.

Special Meeting Proxy Statement	11

Security Ownership of Directors and Executive Officers

OTHER INFORMATION

Security Ownership of Directors and Executive Officers

The table below shows the number of MetLife equity securities beneficially owned by each member of the MetLife, Inc. Board of Directors (each, a Director), other executive officers of MetLife listed in the table below (Named Executive Officers), and all the Directors and most senior executives of MetLife (Executive Officers) as a group. Other than as disclosed in note (6) below, information in this table is reported as of July 14, 2017.

Securities beneficially owned include, to the extent applicable to a Director, Named Executive Officer, or Executive Officer:

•	securities held in each individual’s name;

•	securities held by a broker for the benefit of the individual;

•	securities which the individual could acquire within the following 60 days (as described in notes (3) and (4) below);

•	securities held indirectly in the Savings and Investment Plan for Employees of Metropolitan Life Insurance Company and Participating Affiliates; and

•	other securities for which the individual may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities).

Special Meeting Proxy Statement	12

Security Ownership of Directors and Executive Officers

As of July 14, 2017, none of the Directors or Executive Officers of the Company beneficially owned the Company’s Series A Preferred Stock or Series C Preferred Stock.

	Common Stock

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class

Steven A. Kandarian	1,537,749	*
Steven J. Goulart	288,218	*
Cheryl W. Grisé	14,920	*
Carlos M. Gutierrez	13,182	*
John C. R. Hele	255,128	*
David L. Herzog	2,879	*
R. Glenn Hubbard	42,016	*
Alfred F. Kelly, Jr.	15,312	*
Edward J. Kelly, III	1,514	*
William E. Kennard	11,612	*
James M. Kilts(5)	28,390	*
Catherine R. Kinney	34,822	*
Martin J. Lippert	269,497	*
Denise M. Morrison	9,741	*
Christopher G. Townsend	123,682	*
Board of Directors of MetLife, but not in each Director’s individual capacity(6)	158,574,128	14.9%
All Directors and Executive Officers, as a group(7)	3,001,882	*

*	Number of Shares represents less than one percent of the number of Shares outstanding as of July 14, 2017.

1	Each Director and Named Executive Officer has sole voting and investment power over the Shares shown in this column opposite his or her name, except as indicated in notes (2), (3) and (4) below.

2	Includes, in the case of William E. Kennard, 10 Shares held by the MetLife Policyholder Trust allocated to him in his individual capacity as a beneficiary of the MetLife Policyholder Trust. Directors and Executive Officers as of July 14, 2017, as a group, were allocated 10 Shares as beneficiaries of the MetLife Policyholder Trust in their individual capacities. The beneficiaries have sole investment power and shared voting power with respect to such Shares. Note (6) below describes additional beneficial ownership attributed to the Board of Directors as an entity, but not to any Director in an individual capacity, of Shares held by the MetLife Policyholder Trust.

Special Meeting Proxy Statement	13

Security Ownership of Directors and Executive Officers

3	Includes Shares that are subject to Stock Options which were granted under the MetLife, Inc. 2005 Stock and Incentive Plan and the MetLife, Inc. 2015 Stock and Incentive Plan and are exercisable within 60 days following July 14, 2017. Stock Options are the contingent right of award holders to purchase Shares at a stated price for a limited time. The number of such Stock Options held by each Named Executive Officer is shown in the following table:

Name	Number of Stock Options Exercisable Within 60 Days	Name	Number of Stock Options Exercisable Within 60 Days	Name	Number of Stock Options Exercisable Within 60 Days

Steven A. Kandarian	1,285,309	John C. R. Hele	205,761	Christopher G. Townsend	123,682
Steven J. Goulart	226,281	Martin J. Lippert	206,823

All Executive Officers as of July 14, 2017, as a group, held 2,293,632 Stock Options exercisable within 60 days following July 14, 2017. None of the Directors, except for Mr. Kandarian, held any Stock Options as of July 14, 2017.

4	Includes Shares deferred under the Company’s nonqualified deferred compensation program (Deferred Shares) that the Director or Named Executive Officer could acquire within 60 days following July 14, 2017, such as by ending employment or service as a Director, or by taking early distribution of the Shares (in some cases with a 10% reduction as provided under the applicable deferred compensation plan). The number of such Deferred Shares held by individual Directors and Named Executive Officers is shown in the following table:

Name	Number of Deferred Shares That Can Be Acquired Within 60 Days	Name	Number of Deferred Shares That Can Be Acquired Within 60 Days	Name	Number of Deferred Shares That Can Be Acquired Within 60 Days

Cheryl W. Grisé	10,212	Edward J. Kelly, III	1,514	Catherine R. Kinney	20,970
R. Glenn Hubbard	34,238	William E. Kennard	11,602
Alfred F. Kelly, Jr.	4,194	James M. Kilts	7,876

The number of Deferred Shares reflected in the table immediately above does not include Deferred Shares to the extent the Company would delay delivery of Shares in order to comply with Section 409A. All Directors and Executive Officers as of July 14, 2017, as a group, held 94,300 Deferred Shares that could be acquired within 60 days following July 14, 2017.

5	Includes 236 Shares held by a limited partnership in which Mr. Kilts and members of his family hold indirect interests.

6	This information is reported as of July 31, 2017. The Board of Directors of MetLife, as an entity, but not any Director in his or her individual capacity, is deemed to beneficially own the Shares held by the MetLife Policyholder Trust because the Board will direct the voting of those Shares on certain matters submitted to a vote of shareholders. This number of Shares deemed owned by the Board of Directors is reflected in Amendment No. 70 to Schedule 13D referred to under the heading “Security Ownership of Certain Beneficial Owners” on page 16.

Special Meeting Proxy Statement	14

Security Ownership of Directors and Executive Officers

7	Does not include Shares held by the MetLife Policyholder Trust that are beneficially owned by the Board of Directors, as an entity, as described in note (6). Includes the Shares in the MetLife Policyholder Trust allocated to the Directors and Executive Officers in their individual capacities, as described in note (2). Includes 2,293,632 Shares that are subject to Stock Options that are exercisable, and 94,300 Deferred Shares that could be acquired, within 60 days following July 14, 2017, by all Directors and Executive Officers of the Company, as a group, as described in notes (3) and (4), respectively.

Special Meeting Proxy Statement	15

Security Ownership of Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners

The following persons have reported to the SEC beneficial ownership of more than five percent of the Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Beneficiaries of the MetLife Policyholder Trust(1) c/o Wilmington Trust Company, as Trustee, Rodney Square North, 1100 North Market Street Wilmington, DE 19890	158,574,128	14.9%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	70,977,937	6.5%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	63,479,374	5.77%

1	The Board of Directors of the Company has reported to the SEC that, as of July 31, 2017, it, as an entity, had shared voting power over 158,574,128 Shares held in the MetLife Policyholder Trust. The Board’s report is in Amendment No. 70, filed on August 4, 2017, to the Board’s Schedule 13D. MetLife created the trust when Metropolitan Life Insurance Company (MLIC), a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible MLIC policyholders received beneficial ownership of Shares, and MetLife transferred these Shares to a trust, which is the record owner of the Shares. Wilmington Trust Company serves as trustee. The trust beneficiaries have sole investment power over the Shares, and can direct the trustee to vote their Shares on matters identified in the trust agreement that governs the trust. However, the trust agreement directs the trustee to vote the Shares held in the trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board, under SEC rules, shares voting power with the trust beneficiaries and the SEC has considered the Board, as an entity, a beneficial owner under the rules.

2.	This information is based solely on a Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc., which reported beneficial ownership as of December 31, 2016 of 70,977,937 Shares, constituting 6.5% of the Shares, with sole voting power with respect to 60,970,976 of the Shares, sole dispositive power with respect to 70,929,937 of the Shares, shared voting power with respect to 48,000 of the Shares, and shared dispositive power with respect to 48,000 of the Shares.

3.	This information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group, which reported beneficial ownership as of December 31, 2016 of 63,479,374 Shares, constituting 5.77% of the Shares, with sole voting power with respect to 1,653,980 of the Shares, sole dispositive power with respect to 61,669,972 of the Shares, shared voting power with respect to 171,076 of the Shares, and shared dispositive power with respect to 1,809,402 of the Shares.

Special Meeting Proxy Statement	16

Information About the Special Meeting, Proxy Voting, and Other Information

Information About the Special Meeting, Proxy Voting, and Other Information

The Board is not aware of any matters to be presented for a vote at the Special Meeting other than those described in this Proxy Statement. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Attending the Special Meeting

MetLife shareholders of record or their duly appointed proxies are entitled to attend the Special Meeting.

Holders of record. If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card (if you received printed copies of the proxy materials) or as prompted by the telephone or Internet voting systems and an admittance card will be sent to you. On the day of the meeting, please bring your admittance card, together with photo identification such as a driver’s license, which you will be asked to present to gain entrance to the meeting at 200 Park Avenue, New York, New York.

Holders in street name. Beneficial owners whose Shares are held in street name in a stock brokerage account or by a bank or other nominee also are entitled to attend the meeting. However, because the Company may not have evidence that you are a beneficial owner, you will need to bring proof of your ownership, together with photo identification such as a driver’s license, to be admitted to the meeting. A recent statement or letter from the record owner (your bank, broker or other nominee) confirming your beneficial ownership, together with such photo identification, will be acceptable proof.

Shares outstanding and holders of record entitled to vote at the Special Meeting

There were ● Shares outstanding as of the September 5, 2017 record date. Each of those Shares is entitled to one vote on each matter to be voted on at the Special Meeting.

All holders of record of Shares at the close of business on the September 5, 2017 record date are entitled to vote at the Special Meeting.

Your vote is important

Whether or not you plan to attend the Special Meeting, please take the time to vote your Shares as soon as possible. You may vote your Shares on the Internet, by using a toll-free telephone number or by mailing your proxy card (see your proxy card for complete instructions, or refer to the instructions on page 2 of this Proxy Statement).

Voting your Shares

Holders of record. If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may vote by:

•	attending the Special Meeting and voting in person;

•	voting on the Internet or by telephone no later than 10:00 a.m., Eastern Time, October 19, 2017; or

•	mailing your proxy card so that it is received by MetLife, c/o Computershare, P.O. Box 505008, Louisville, KY 40233-9814 prior to the Special Meeting.

Instructions about these ways to vote appear on your proxy card. If you vote on the Internet or by telephone, please have your proxy card available for reference when you vote.

For shareholders of record, votes submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your Shares are to be voted, the proxies will vote your Shares FOR Proposal 1 (amendment of Certificate of Incorporation) and Proposal 2 (adjournment of Special Meeting if necessary or appropriate).

Holders in street name. If you are a beneficial owner whose Shares are held in street name and you wish to vote in person at the Special Meeting, you must contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

Special Meeting Proxy Statement	17

Information About the Special Meeting, Proxy Voting, and Other Information

If you do not instruct your broker how to vote on Proposals 1 and 2, your Shares will not be voted (a Broker Non-Vote). See “Tabulation of abstentions and Broker Non-Votes” below for additional details. Contact your bank, broker or other nominee directly if you have questions.

Changing your vote or revoking your proxy after it is submitted

Holders of record. You may change your vote or revoke your proxy by:

•	subsequently voting on the Internet or by telephone no later than 10:00 a.m., Eastern Time, October 19, 2017;

•	signing another proxy card with a later date and returning it so that it is received by MetLife, c/o Computershare, P.O. Box 505008, Louisville, KY 40233-9814 prior to the Special Meeting;

•	sending your notice of revocation so that it is received by MetLife, c/o Computershare, P.O. Box 505008, Louisville, KY 40233-9814 prior to the Special Meeting or sending your notice of revocation to MetLife via the Internet at www.investorvote.com/MET no later than 10:00 a.m., Eastern Time, October 19, 2017; or

•	attending the Special Meeting and voting in person.

Holders in street name. If you hold your Shares in street name in a stock brokerage account or at a bank or other nominee, please contact the brokerage firm, bank or other nominee for instructions on how to change your vote.

Voting by participants in retirement and savings plans

The Bank of New York Mellon is trustee for the portion of the Savings and Investment Plan for Employees of Metropolitan Life Insurance Company and Participating Affiliates (SIP) which is invested in the MetLife Company Stock Fund. As trustee, it will vote these Shares in accordance with the voting instructions given by SIP participants to the trustee. Instructions on voting appear on the voting instruction form distributed to SIP participants. The trustee must receive the voting instructions of a SIP participant no later than 6:00 p.m., Eastern Time, October 13, 2017. The trustee will generally vote the Shares held by SIP for which it does not receive voting instructions in the same proportion as the Shares held by SIP for which it does receive voting instructions.

Voting of Shares held in the MetLife Policyholder Trust

The beneficiaries of the MetLife Policyholder Trust may direct Wilmington Trust Company, as trustee, to vote their Shares held in the trust on certain matters that are identified in the trust agreement governing the trust, including approval of mergers and contested Directors’ elections. On all other matters, the trust agreement directs the trustee to vote the Shares held in the trust as recommended or directed by the Company’s Board of Directors. The beneficiaries of the trust may not direct the trustee to vote their shares on any matters to be presented at the Special Meeting.

Vote required

The affirmative vote of the holders of a majority of the outstanding Shares will be sufficient to approve the amendment of the Certificate of Incorporation (Proposal 1) and the vote of the holders of a majority of the Shares voting will be sufficient to approve the adjournment of the Special Meeting, if the Presiding Officer determines necessary or appropriate (Proposal 2).

Tabulation of abstentions and Broker Non-Votes

If a shareholder abstains from voting as to the amendment of the Certificate of Incorporation (Proposal 1), the abstention will have the same effect as a vote against the proposal. If a shareholder abstains from voting as to the adjournment of the Special Meeting, if necessary or appropriate (Proposal 2), the abstention will have no effect on the outcome of the vote.

If you are a beneficial owner whose Shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your Shares in its discretion on routine matters. Neither Proposal 1 nor Proposal 2 is considered routine. Consequently, if your Shares are held in street name, you must provide your broker with instructions on how to vote your Shares in order

Special Meeting Proxy Statement	18

Information About the Special Meeting, Proxy Voting, and Other Information

for your Shares to be voted. If a broker does not cast a vote as to Proposal 1, the absence of a vote will have the same effect as a vote against the Proposal. If a broker does not cast a vote as to Proposal 2, the absence of a vote will not affect the outcome of the vote.

Quorum

To conduct business at the Special Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the Shares entitled to vote at the meeting are present in person or are represented by proxies. Abstentions and Broker Non-Votes will be counted to determine whether a quorum is present.

Proposal		Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

1.	Amend the Preferred Stock Dividend Payment Tests in the Company’s Certificate of Incorporation	Majority of Shares outstanding	Same effect as a vote against the Proposal	Same effect as a vote against the Proposal
2.	Adjourn the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies	Majority of Shares voted	No effect	No effect

Inspector of Election and confidential voting

The Board of Directors has appointed ● Inspector of Election at the Special Meeting. The Company’s By-Laws provide for confidential voting.

Cost of soliciting proxies for the Special Meeting

The Company has retained ● to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay ● a fee of approximately $●, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

Deadline for submission of shareholder proposals and nominations for the 2018 annual meeting of shareholders

Please note that the following pertains to MetLife’s 2018 annual meeting of shareholders and not to the Special Meeting.

Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s annual shareholders’ meeting proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2018 annual shareholders’ meeting proxy materials must be received by MetLife, Inc. at 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary, on or before the close of business on December 28, 2017. If the Company changes this deadline, it will disclose that fact and the new deadline in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Proposals must comply with all the requirements of Rule 14a-8.

MetLife’s By-Laws permit a shareholder, or a group of up to 20 shareholders, owning Shares continuously for at least three years representing an aggregate of at least three percent of the voting power entitled to vote in the election of Directors, to nominate and include in MetLife’s proxy materials Director nominees constituting up to the greater of two nominees or 20% of MetLife’s Board, provided that the shareholders and the Director nominees satisfy the requirements in the By-Laws. Notice of Director nominees for inclusion in MetLife’s 2018 annual meeting proxy materials must be received by our Corporate Secretary at the address below no earlier than the close of business on January 14, 2018 and no later than the close of business on February 13, 2018.

Special Meeting Proxy Statement	19

Information About the Special Meeting, Proxy Voting, and Other Information

A shareholder may present a matter for consideration at MetLife’s 2018 annual meeting of shareholders (including any shareholder proposal not submitted under Rule 14a-8 or any Director nomination) without requesting that the matter be included in the Company’s Proxy Statement. To do so, the shareholder must deliver to the MetLife Corporate Secretary no earlier than the close of business on January 14, 2018 and no later than the close of business on February 13, 2018 or such other date as may be announced by the Company in accordance with its By-Laws a notice and accompanying disclosure questionnaire containing the information required by the advance notice and other provisions of the Company’s By-Laws. Copies of the By-Laws and disclosure questionnaire may be obtained by written request to MetLife, Inc., 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary. The By-Laws and disclosure questionnaire also are available on MetLife’s website at www.metlife.com/corporategovernance by selecting the appropriate category under the heading “Related Links.”

Where to find the voting results of the Special Meeting

The Company will announce preliminary voting results at the Special Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Principal executive offices

The principal executive offices of MetLife are at 200 Park Avenue, New York, NY 10166.

Forward-Looking Statements

This Proxy Statement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “potential,” and “will,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified herein and in MetLife’s most recent Annual Report on Form 10-K (the Annual Report on Form 10-K) filed with the SEC, any Quarterly Reports on Form 10-Q filed by MetLife with the SEC after the date of the Annual Report on Form 10-K under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife makes with the SEC. MetLife does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife makes on related subjects in reports to the SEC.

Special Meeting Proxy Statement	20

Appendix — Proposed Amendment to MetLife, Inc.’s Certificate of Incorporation

APPENDIX — PROPOSED AMENDMENT TO METLIFE, INC.’S CERTIFICATE OF INCORPORATION

The text below shows the portions of MetLife’s Certificate of Incorporation proposed to be amended by “Proposal 1 — Amend the Preferred Stock Dividend Payment Tests in the Company’s Certificate of Incorporation.” Proposed additions are indicated by underlining.

Amendment to Certificate of Incorporation (in Series A Preferred Stock Certificate of Designations)

SECTION 3. DEFINITIONS. As used herein with respect to Series A Preferred Stock:

(a) “Adjusted Shareholders’ Equity Amount” means, as of any Quarter End, the shareholders’ equity of the Corporation as reflected on its consolidated balance sheet as of such Quarter End minus accumulated other comprehensive income as reflected on such consolidated balance sheet, (i) subject to Section 5(d)(iv) and (ii) except that any increase in shareholders’ equity resulting from the issuance of Preferred Stock during the period from and including the Final Quarter End Test Date for a Dividend Period as to which the Corporation fails the test set forth in Section 5(a)(ii) through the first Quarter End thereafter as of which the Adjusted Shareholders’ Equity Amount has declined by less than 10% or increased as compared to such amount on the Benchmark Quarter End Test Date shall not be taken into account in calculating the Adjusted Shareholders’ Equity Amount as of such Quarter End during such period; provided, however, the “Adjusted Shareholders’ Equity Amount” means, for any Benchmark Quarter End Test Date prior to August 4, 2017 used for a Dividend Payment Date after September 30, 2017, the amount of $49,282,000,000, which constitutes the total stockholders’ equity, excluding accumulated other comprehensive income, as of June 30, 2017 as reported on a pro forma basis reflecting the distribution of shares of Brighthouse Financial, Inc., in the MetLife, Inc. Form 8-K filed with the Securities and Exchange Commission on August 9, 2017.

Amendment to Certificate of Incorporation (in Series C Preferred Stock Certificate of Designations)

SECTION 3. DEFINITIONS. As used herein with respect to Series C Preferred Stock:

(a) “Adjusted Stockholders’ Equity Amount” means, as of any Quarter End, the stockholders’ equity of the Corporation as reflected on its consolidated GAAP balance sheet as of such Quarter End minus accumulated other comprehensive income as reflected on such consolidated GAAP balance sheet, (x) subject to Section 5(d)(iv) and (y) except that any increase in stockholders’ equity resulting from the issuance of Preferred Stock during the period from and including the Final Quarter End Test Date for a Dividend Period as to which the Corporation fails the test set forth in Section 5(a)(ii) through the first Quarter End thereafter as of which the Adjusted Stockholders’ Equity Amount has declined by less than 10% or increased as compared to such amount on the Benchmark Quarter End Test Date shall not be taken into account in calculating the Adjusted Stockholders’ Equity Amount as of such Quarter End during such period; provided, however, the “Adjusted Stockholders’ Equity Amount” means, for any Benchmark Quarter End Test Date prior to August 4, 2017 used for a Dividend Payment Date after September 30, 2017, the amount of $49,282,000,000, which constitutes the total stockholders’ equity, excluding accumulated other comprehensive income, as of June 30, 2017 as reported on a pro forma basis reflecting the distribution of shares of Brighthouse Financial, Inc., in the MetLife, Inc. Form 8-K filed with the Securities and Exchange Commission on August 9, 2017.

Special Meeting Proxy Statement	A-1

PRELIMINARY PROXY—SUBJECT TO COMPLETION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Voting Instructions

Electronic Voting available 24 hours a day, 7 days a week!

Instead of mailing your Proxy Card/Voting Instruction Form, you may choose one of the other voting methods outlined below to vote your Proxy Card/Voting Instruction Form.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•  Follow the instructions provided by the recorded message

Vote by Internet

•  Go to www.investorvote.com/MET

•  Or scan the QR code with your smartphone

•  Follow the steps outlined on the secure website

Vote by mail

•	To vote by mail, mark, sign and date your Proxy Card/Voting Instruction Form and return it in the enclosed postage-paid envelope.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

B	Proposals —	The following items are more fully described in the Proxy Statement accompanying this card. The Board of Directors has proposed and recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. Amend the Preferred Stock Dividend Payment Tests in the Company’s Certificate of Incorporation	☐	☐	☐
2. Adjourn the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies	☐	☐	☐

C	Authorized Signatures — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS B AND C ABOVE. PLEASE COMPLETE SECTION A ON THE OTHER SIDE OF THE CARD IF APPLICABLE.

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO CAST YOUR VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Common Shareholders - Internet and telephone voting are available through 10:00 AM Eastern Time, October 19, 2017.

Proxy Cards submitted by common shareholders who vote by mail must be received prior to the Special Meeting.

MetLife Employee Benefit Plan Participants - Internet and telephone voting are available until 6:00 PM Eastern Time, October 13, 2017.

Voting Instruction Forms submitted by plan participants who vote by mail must be received by 6:00 PM, Eastern Time, October 13, 2017.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card/Voting Instruction Form.

Please see reverse for instructions on voting by Internet, telephone or mail.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at http://investor.metlife.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy Card/Voting Instruction Form — MetLife, Inc.	+

Proxy solicited on behalf of the Board of Directors of MetLife, Inc. for the Special Meeting, October 19, 2017

Common Shareholders

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Kristin H. Smith and Jeannette N. Pina, or either of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the Special Meeting and at any adjournments or postponements thereof. The proxies are authorized to vote and will vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this Proxy Card. If this Proxy Card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc. If this Proxy Card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Special Meeting and at any adjournments or postponements thereof.

Plan Participants

The Bank of New York Mellon is the Trustee (the “Plan Trustee”) of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust (the “Plan”)

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock (“Shares”) that are allocated to your Plan account and shown on the reverse of this Voting Instruction Form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this Voting Instruction Form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., Eastern Time, October 13, 2017, to vote in accordance with the instructions.

The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this Voting Instruction Form. If the Plan Trustee does not receive your instructions by 6:00 p.m., Eastern Time, October 13, 2017, or if you sign and return this Voting Instruction Form and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions. On any matters other than those described on the reverse of this Voting Instruction Form that may be presented for a vote at the Special Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc.

A	Non-Voting Items		☐
Change of Address — Please print new address below.		Meeting Attendance
Mark box to the right if
you plan to attend the
Special Meeting.
(Continued and to be marked, dated and signed, on the other side)

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS B AND C ON THE OTHER SIDE OF THE CARD. PLEASE COMPLETE SECTION A ABOVE IF APPLICABLE.	+